Exhibit 99.1

One Tellabs Center
1415 West Diehl Road
Naperville, IL 60563
United States

NEWS RELEASE	FOR IMMEDIATE RELEASE
October 22, 2009

Tellabs acquires WiChorus to

revolutionize the mobile Internet

Extends mobile solution with innovative 3G/4G mobile packet core to help customers succeed

Naperville, Ill. — Users want mobile Internet services anywhere, anytime. Sales of smartphones are growing more than 30% a year, and netbooks are taking root. As a result, Tellabs’ mobile customers expect mobile data traffic to grow 30% to 50% a year for the foreseeable future. Such high growth demands scalable, next-generation network architectures to deliver 3G and 4G services.

That’s why Tellabs, a leader in mobile backhaul networks, will acquire WiChorus of San Jose, Calif. The combination creates advanced 3G/4G mobile networks that revolutionize the mobile Internet, deliver new applications to generate revenue and simplify networks to achieve significant savings for mobile carriers.

“As we expand logically into an adjacent market with the SmartCore™ platform, Tellabs and WiChorus can help mobile customers succeed by revolutionizing the mobile Internet,” said Robert W. Pullen, chief executive officer (CEO) and president of Tellabs. “Our customers are excited about this combination, since they can deliver rich, distinctive personalized user experiences such as mobile Internet, video and commerce. This move complements, differentiates and advances our growth solutions portfolio including Tellabs Mobile, Optical and Business Solutions.”

The acquisition adds WiChorus’ breakthrough SmartCore™ mobile packet core platform, the only currently available platform that is purpose-built for 4G, LTE and WiMax, with support for 3G. The SmartCore™ platform addresses the unique requirements of the mobile Internet as it:

•	Includes a full range of mobile IP products (from low entry price to highly scalable) for applications including GGSN, LTE and WiMax, plus new application enablement with superior DPI capability.

•	Offers 8 times more throughput, 4 times more simultaneous Internet connections and active users, compared with competitive platforms in gateway applications.

•	Uniquely combines world-class application analytics with a mobile core gateway for improved traffic engineering and network optimization.

•	Enables customers to analyze and monetize more than 400 of the top mobile Internet applications.

•	Makes mobile networks content-aware and context-aware, with personalized application-awareness.

•	Outperforms other platforms in delivering mobile Internet capacity. For example, competitors' capacity significantly degrades (as much as 30% to 50%) during deep-packet inspection (DPI).

•

Delivers new and differentiated applications such as Internet offload and distributed LTE gateway. The SmartCore™ platform can offload as much as 70% of traffic at the network edge, increasing core network efficiency and improving user experiences. As a result, customers can save as much as 50% in capital expenses, compared with the present method of operation.

Under the terms of the transaction, which was approved by both companies’ boards of directors, Tellabs will pay approximately $165 million in net cash for WiChorus. The transaction is expected to be dilutive to Tellabs’ earnings in 2010, then additive to Tellabs’ non-GAAP earnings in 2011 and beyond. Non-

GAAP earnings exclude amortization associated with acquired intangibles and other purchase accounting adjustments.

“WiChorus SmartCore is the leading packet core solution in the industry, providing the highest performance and built-in optimization and monetization capabilities,” said Rehan Jalil, president and CEO of WiChorus. “The combination of the world’s most advanced packet core with Tellabs’ IP mobile backhaul solution and intelligent network manager creates a winning combination and a comprehensive mobile Internet portfolio. The combination will enable service providers to enhance mobile users’ experience, deliver new revenue-generating applications and achieve savings.”

On completion of the transaction, Rehan Jalil will head a newly formed Tellabs IP and mobile Internet group, as senior vice president, reporting to Pullen. The transaction is subject to customary closing conditions and regulatory reviews. It is expected to close within the next several months.

Prior to close, Tellabs and WiChorus will continue to operate as separate companies. The combined company will employ about 3,250 people.

Simultaneous Webcast and Teleconference Replay — Tellabs will host an investor teleconference at 7:30 a.m. Central Daylight Time today to discuss the WiChorus acquisition. To access the conference call, dial 866-393-8608 at least 15 minutes prior to call-start time. (Outside the United States, call 706-679-4976). When prompted, enter the Tellabs conference ID number: 37493961. Internet users can hear a simultaneous webcast of the teleconference at www.tellabs.com; click on the webcast icon. A taped replay of the call will be available beginning at approximately 10:30 a.m. Central Daylight Time today, until midnight Central Daylight Time on Oct. 23, at 800-642-1687. (Outside the United States, call 706-645-9291). When prompted, enter the Tellabs conference ID number: 37493961. A podcast of the call will be available at www.tellabs.com/news/feeds/ later today.

About Tellabs — Tellabs helps customers succeed through innovation. That’s why 43 of the top 50 global telecom service providers choose our mobile, optical and business solutions. We help telecom service providers, independent operating companies, MSO/cable TV companies, enterprises and government agencies get ahead by adding revenue, reducing expenses and optimizing networks. With wireless and wireline networks in more than 90 countries, we enrich people’s lives by innovating the way the world connects™. Tellabs (Nasdaq: TLAB) is part of the NASDAQ Global Select Market, Ocean Tomo 300™ Patent Index, the S&P 500 and several corporate responsibility indexes including FTSE4Good and eight KLD indexes. www.tellabs.com

About WiChorus — WiChorus is an industry leader in Smart 4G Packet Core infrastructure products. Its purpose-built SmartCore platform’s unmatched performance with integrated content and network intelligence enables operators to deploy smart HSPA, LTE and WiMAX Packet Core networks, that optimize network resources, deliver new revenue generating services and monetize the Internet. With headquarter offices in San Jose, California, WiChorus is a private company with financial backing from Accel Partners, Mayfield Fund, Redpoint Ventures and Pinnacle Ventures. For more information, please visit www.wichorus.com.

Forward-Looking Statements — Statements in this press release regarding the proposed Tellabs acquisition of WiChorus, which are not historical facts, including expectations of financial results for the combined companies (e.g., projections regarding revenue, earnings, cash flow and cost savings), are “forward-looking statements.” Forward-looking statements are not guarantees of future performance and involve risks, uncertainties and other factors that may cause either company’s actual performance or achievements to be materially different from any future results, performance or achievements expressed or implied by those statements. Either company’s actual future results could differ materially from those predicted in such forward-looking statements. Investors and security holders are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements.

Important factors upon which the forward-looking statements presented in this release are premised include: (a) receipt of regulatory and stockholder approvals without unexpected delays or conditions; (b) timely implementations and execution of merger integration plans; (c) retention of customers and critical employees; (d) economic changes impacting the communications industry; (e) successfully leveraging Tellabs/WiChorus comprehensive product offering to the combined customer base; (f) the financial condition of communications service providers and equipment vendors, including any impact of bankruptcies; (g) the impact of customer and vendor consolidation; (h) successfully introducing new technologies and products ahead of competitors; (i) successful management of any impact from slowing economic conditions or customer demand; and (j) protection and access to intellectual property, patents and technology. In addition, the ability of Tellabs/WiChorus to achieve the expected revenues and accretion will be affected by the effects of competition (in particular the response to the proposed transaction in the marketplace), the effects of general economic and other factors beyond the control of Tellabs/WiChorus, and other risks and uncertainties described from time to time in Tellabs public filings with the Securities and Exchange Commission. Tellabs disclaims any intention or obligation to update or revise any forward-looking statements.

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Glossary

3G Mobile Networks are wireless networks built for digital voice and high-speed data, including video.

4G Mobile Networks are the future generation of wireless networks, designed to offer broadband speeds and integrate different types of mobile technology.

LTE or Long Term Evolution, which is still being defined by industry standard bodies, is faster, cheaper and better than 3G.

WiMax provides wireless broadband Internet service in a coverage area of up to 30 miles in diameter.

HSPA or high-speed packet access is a high-speed, 3G digital packet service based on GSM (global system for mobile communications) standard.

DPI or deep packet inspection looks into a packet or traffic stream to determine its impact and make decisions on its significance, so it can be handled appropriately to improve the user experience.

GGSN or Gateway GPRS Support Node is a component that fits into the mobile switching center of a wireless network.

MEDIA CONTACT: George Stenitzer, +1.630.798.3800, george.stenitzer@tellabs.com,

INVESTOR CONTACT: Tom Scottino, +1.630.798.3602, tom.scottino@tellabs.com

Tellabs® and ® are trademarks of Tellabs or its affiliates in the United States and/or other countries. Any other company or product names mentioned herein may be trademarks of their respective companies.